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                                                                   EXHIBIT 10.29

                                                                  EXECUTION COPY

                            STOCK EXCHANGE AGREEMENT


                  THIS AGREEMENT is made this 16th day of June, 1998, by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (the "Company"), and JOHNSON & JOHNSON DEVELOPMENT CORPORATION, a New Jersey corporation ("JJDC").

                  WHEREAS, the Company and Acute Therapeutics, Inc. ("ATI") have entered into an agreement dated as of March 5, 1998, amended as of May 1, 1998, whereby a newly-formed subsidiary of the Company will merge with and into ATI (the "Merger") and ATI will become a wholly-owned subsidiary of the Company (the "Merger Agreement");

                  WHEREAS, JJDC owns 2,039 shares of Series B Preferred Stock, $0.001 par value per share of ATI (the "Series B ATI Preferred Shares"); and

                  WHEREAS, it is a condition to the consummation of the Merger contemplated by the Merger Agreement that the Company and JJDC enter into an agreement pursuant to which JJDC will exchange its shares of Series B ATI Preferred Shares for 2,039 shares of Series C Preferred Stock, $0.001 par value per share, of the Company (the "Discovery Series C Preferred Shares").

                  WHEREAS, pursuant to the terms of the Certificate of Designation of the Series B ATI Preferred Shares, JJDC is entitled to receive a dividend (the "Series B Dividend") accrued but unpaid through the date of the consummation of the Merger (the "Merger Date") on its Series B ATI Preferred Shares.

                  WHEREAS, the Company has agreed to issue to JJDC a certain number of shares (the "Dividend Shares") of common stock of the Company, $0.001 par value per share (the "Common Stock") equal to $203,900 divided by the "current market price" (as defined in Section 3 below) of the Common Stock in lieu of the Series B Dividend, which shares shall be issued on the 21st business day after the date of the Merger.

                  NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                  1. Authorization of Discovery Series C Preferred Shares. On or before the effective time of the Merger (the "Effective Time"), the Company (a) shall authorize the Discovery Series C Preferred Shares, having the rights, preferences and privileges set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation") and (b) shall file with the Secretary of State of Delaware such Certificate of Designation.


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                  2. Exchange of Series B ATI Preferred Shares. At the Effective
Time, each issued and outstanding Series B ATI Preferred Share shall be exchangeable for, and shall be deemed to represent, one Discovery Series C Preferred Share. On or after the Effective Time, JJDC shall deliver to the Company the certificate representing its Series B ATI Preferred Shares, duly endorsed in blank for transfer or with duly executed blank stock powers attached.

                  3. Issuance of Shares. Upon surrender by JJDC of its stock certificate for the 2,039 shares of Series B ATI Preferred Shares to the Company, the Company shall issue two duly executed stock certificates to JJDC. One stock certificate shall be registered in the name of JJDC for the Discovery Series C Preferred Shares and shall be issued on the date of the Merger. The second stock certificate shall be registered in the name of JJDC for the number of shares of Common Stock representing the Dividend Shares and shall be issued on the 21st business day following the date of the Merger. The Discovery Series C Preferred Shares and the Dividend Shares are herein collectively referred to as the "Shares."

                  For purposes of this Agreement, the "current market price" of the Company's Common Stock shall mean the average of the closing price of the Company's Common Stock for the twenty (20) consecutive trading days commencing on the Effective Date of the Merger (as defined in the Merger Agreement) (whether or not a sale of the Common Stock was reported on any such business day). The closing price shall be the reported sales price regular way, in each case on the principal national securities exchange or the Nasdaq National Market on which the shares of the Company's Common Stock are listed or admitted to trading, or if not listed or admitted to trading thereon, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by Nasdaq or any comparable system, or if the Common Stock is not listed on Nasdaq or a comparable system, the average of the closing bid and asked prices on such day in the domestic over-the-counter market as reported on the NASD Electronic Bulletin Board, or, if not reported on such bulletin board, in the "pink sheets" published by the National Quotation Bureau, Incorporated.

                  4. Representations and Warranties of the Company. On the date of this Agreement and at the Effective Time (except with respect to changes in capitalization as contemplated in Section 4.e. below), the Company hereby represents and warrants to JJDC that:

                           a. Organization, Good Standing and Qualification. The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.



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                           b. Authorization. The Company has full corporate
power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement attached as Exhibit B hereto (the "Registration Rights Agreement"). All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreement and the Registration Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares and the shares of Common Stock to be issued upon conversion and, in certain cases, redemption of the Discovery Series C Preferred Shares (the "Underlying Common Shares") has been taken. The Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) as limited by the indemnification provisions set forth in Section 1.7 of the Registration Rights Agreement.

                           c. Valid Issuance of the Shares. The Shares, when
issued, sold and delivered in accordance with the terms of this Agreement, and any Underlying Common Shares, when issued upon conversion of the Discovery Series C Preferred Shares, will be duly and validly issued and outstanding, fully paid, and nonassessable, free of any liens, encumbrances, preemptive rights or rights of first refusal and will be issued in compliance with all applicable federal and state securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The terms of the Discovery Series C Preferred Shares are set forth in the Certificate of Designation.

                           d. Capitalization. The authorized capital stock of
the Company consists of 20,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 2,420,282 are designated Series B Convertible Preferred Stock (the "Discovery Series B Preferred Stock"). As of December 31, 1997, (i) 3,176,065 shares of Common Stock were issued and outstanding, (ii) 2,200,256 shares of Discovery Series B Preferred Stock were issued and outstanding and were convertible into 3,424,980 shares of Common Stock, (iii) 115,491 shares of Common Stock were held in the treasury of the Company, (iv) 253,535 shares of Common Stock were reserved for issuance upon exercise of outstanding options issued under the 1996 Stock Option Plan of Discovery Laboratories, Inc., a former Delaware corporation ("Old Discovery") and outside such plan and assumed by the Company, (v) an aggregate of 116,162 shares of Common Stock were reserved for issuance under stock options issued (or issuable) under the Company's 1993 and 1995 Stock Option Plans (the "Discovery Option Plans"), (vi) an aggregate of 2,297 shares of Common Stock were reserved for issuance under stock options issued (or issuable) by the Company outside the Discovery Option Plans, (vii) an aggregate of 2,055,624 shares of Common Stock were reserved for issuance under outstanding warrants, (viii) 342,499 shares of Common Stock were reserved for issuance upon conversion of the 220,026 shares of Discovery Series B Preferred Stock issuable upon the exercise of outstanding warrants, and (ix) 173,333 shares of Common Stock were reserved for issuance upon exercise of the Company's outstanding unit purchase option (including warrants issuable upon the exercise of such unit purchase option). Except as set forth in this Section 4.d, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company. The Company is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

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                          e. Absence of Certain Changes. Since December 31,
1997, except as contemplated by this Agreement, there has not been:

                           (1) any material adverse change in the assets,
liabilities, financial condition, operating results or business of the Company;
or

                           (2) any issuance of capital stock by the Company or
any options, warrants or rights therefor, other than:

                           (a) shares of Common Stock issued upon the conversion
of shares of Discovery Series B Preferred Stock outstanding at December 31,
1997;

                           (b) shares of Common Stock issued pursuant to options
and warrants outstanding at December 31, 1997;

                           (c) options to purchase 132,500 shares of Common
Stock granted by the Company on January 2, 1998; and

                           (d) options to purchase up to 75,000 shares of Common
Stock that the Company may issue after the date hereof to employees and consultants at exercise prices at least equal to the fair market value of such shares.

                           f. Securities Laws. Assuming that JJDC's
representations and warranties contained in Section 5 of this Agreement are true and correct, the exchange of the Series B ATI Preferred Shares for the Discovery Series C Preferred Shares pursuant to Section 2 of this Agreement and the issuance of the Discovery Series C Preferred Shares pursuant to Section 3 of this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act").

                  5. Representations and Warranties of JJDC.

                  JJDC hereby represents and warrants to the Company that:

                           a. Authorization. JJDC has full corporate power and
authority to enter into and perform its obligations under this Agreement, and the Registration Rights Agreement, and such Agreements constitute valid and legally binding obligations of JJDC, enforceable in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) as limited by the indemnification provisions set forth in
Section 1.7 of the Registration Rights Agreement.

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                           b. Investment Representations.

                           (1) Investment Intent. This Agreement is made with
JJDC in reliance upon its representation to the Company, which by acceptance hereof JJDC confirms, that the Shares will be acquired with JJDC's own assets for investment, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that JJDC has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, JJDC represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, or grant participation, to such person or entity or to any third person or entity, with respect to any of the Shares.

                           (2) Restricted Securities. JJDC understands that the
Shares and the Underlying Common Shares have not been registered under the 1933 Act. JJDC further understands that if a registration statement covering the Shares or the Underlying Common Shares under the 1933 Act is not in effect when it desires to sell the Shares or the Underlying Common Shares, JJDC may be required to hold the Shares or the Underlying Common Shares for an indeterminate period. JJDC also acknowledges that it understands that any sale of the Shares or the Underlying Common Shares that might be made by JJDC in reliance upon Rule 144 under the 1933 Act may be made only in limited amounts in accordance with the terms and conditions of that rule and that JJDC may not be able to sell the Shares or the Underlying Common Shares at the time or in the amount JJDC so desires. JJDC is familiar with Rule 144 and understands that the Shares and the Underlying Common Shares constitute "restricted securities" within the meaning of that Rule.

                           (3) Investment Experience. JJDC represents that it is
able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as JJDC has requested and deems appropriate to its investment decision.

                           (4) Limitations on Disposition. JJDC agrees that in
no event will it make a disposition of any of the Shares or the Underlying Common Shares, unless and until (a) JJDC shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) if requested by the Company, JJDC shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (i) such disposition will not require registration of such Shares, or the underlying Common Shares, under the 1933 Act, or (ii) that appropriate action necessary for compliance with the 1933 Act has been taken, or (c) the Company shall have waived, expressly and in writing, its rights under clauses (a) and (b) of this subparagraph. In addition, prior to any disposition of any of the Shares, or the Underlying Common Shares, the Company may require the transferee or assignee to provide in writing investment representations and its agreement to the market stand-off provisions hereof in a form acceptable to the Company. The restrictions on disposition imposed by this Section 5(b)(4) shall cease and terminate as to the Shares or the Underlying Common Shares when: (i) such securities shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration, or (ii) an opinion of the kind described in the second preceding sentence states that all future transfers of such securities by the holder thereof would be exempt from registration under the 1933 Act.

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                           The Company shall not be required (i) to transfer on
its books any Shares or the Underlying Common Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. JJDC shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares or the Underlying Common Shares of the Company after the issuance, and prior to the repurchase, thereof.

                           c. Legends. All certificates representing any Shares
or the Underlying Common Shares of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legends (except that such certificates shall not be required to bear such legend after a transfer thereof if the transfer was made in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is issued and provides that such legend is not required in order to establish compliance with any provisions of the 1933 Act):

                           (1) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK EXCHANGE AGREEMENT WHICH INCLUDES A MARKET STAND-OFF AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT ON THE SALE OF THE SECURITIES. COPIES OF THE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                           (2) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

                           (3) Any legend required to be placed thereon by
applicable state laws.

                  6. "Market Stand-Off" Agreement. JJDC hereby agrees that, during the period specified by the Company and the underwriter or underwriters of common stock (or other securities) of the Company, following the effective date of a registration statement of the Company filed under the 1933 Act, JJDC shall not to the extent requested by the Company and such underwriter, but in any case for a period not to exceed 180 days, directly or indirectly, sell, offer or contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company at any time during such period except common stock included in such registration, provided, however, that (a) such agreement shall be applicable only to the first such registration statement of the Company after the date of this Agreement which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering and (b) all directors and officers of the Company and all stockholders of the Company holding the same or a greater percentage of the outstanding stock of the Company on a fully diluted basis enter into similar agreements.

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                  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares held by JJDC until the end of such 180-day period.

                  7. Miscellaneous.

                           a. Publicity. No party shall originate any publicity,
news release, or other announcement, written or oral, relating to this Agreement, or to performance hereunder or the existence of an arrangement between the parties hereto without the prior written consent of the other.

                           b. Notices. Any notice required or permitted
hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, or upon delivery by overnight courier service (paid by sender), addressed to the other party hereto at his or her address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

                           c. Governing Law Assignment and Enforcement. This
Agreement is governed by the internal law of Delaware and shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon JJDC and its successors and assigns.

                           d. Amendments and Waivers. This Agreement represents
the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto and the Company's assignees, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

                           e. Counterparts. This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.


                          DISCOVERY LABORATORIES, INC.

                          By: /s/ Robert J. Capetola
                              ----------------------------------
                              Robert J. Capetola, Ph.D.
                              President and
                              Chief Executive Officer


                     Address: 3359 Durham Road
                              Doylestown, Pennsylvania 18901


                          JOHNSON & JOHNSON
                          DEVELOPMENT CORPORATION


                          /s/ Blair M. Flicker
                          ---------------------------------------
                          (Signature)


                          Blair M. Flicker
                          ---------------------------------------
                          (Print Name)

                     Address: One Johnson & Johnson Plaza
                              New Brunswick, New Jersey 08933



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